AGREEMENT OF SALE



      THIS AGREEMENT, made this     day of November, 1996, by and between CLOVER
APPRECIATION PROPERTIES I, L.P., a Delaware Limited Partnership, of 23 West Park Avenue, Merchantville, New Jersey 08109, hereinafter referred to as Seller, and STRAND INC., a Texas Corporation, of Vancouver Centre, 650 West Georgia Street, 21st Floor, Vancouver, British Columbia V6B 4N7, hereinafter referred to as Buyer.

      WHEREAS, Seller is the owner of all that certain tract or parcel of land and premises situate, lying and being in the 18th District of DeKalb County, Georgia, commonly known and referred to as Royal Wood Apartments; and,

      WHEREAS, Seller desires to sell to the Buyer and Buyer desires to purchase from the Seller said Royal Wood Apartments pursuant to the terms and conditions hereinafter set forth,

                                WITNESSETH THAT:

      NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, do covenant and agree with each other as follows:

      1. PREMISES: The Seller does hereby agree to sell to the Buyer and the Buyer does hereby agree to purchase from the Seller all that certain tract or parcel of land and premises situate, lying and being in the 18th District of DeKalb County, Georgia, commonly known and referred to as Royal Wood Apartments, and being more particularly described in SCHEDULE A attached hereto and made a part hereof, which is hereinafter referred to as the Premises.

      2. PURCHASE PRICE: The total purchase price which the Buyer agrees to pay to the Seller and which the Seller agrees to accept for the Premises is the sum of SEVEN MILLION EIGHT HUNDRED THOUSAND ($7,800,000.00) DOLLARS, which purchase price shall be paid by Buyer to Seller as follows:

            (a) The sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS (the "Initial Deposit") simultaneously with the execution and delivery of this Agreement and the further sum of FIFTY THOUSAND ($50,000.00) DOLLARS (the "Second Deposit") on or before forty-five (45) days from the date hereof. The Initial Deposit shall be hereinafter referred to as the "Deposit" and the Second Deposit, when made, shall be included within the definition of the "Deposit". The Deposit shall be deposited with the Escrow Agent, as hereinafter defined, to be held subject to the terms and conditions hereinafter set forth, and shall be treated as payment on account of the purchase price if Closing is made for the Premises.

            (b) At the time of Closing, as hereinafter provided, the further sum of SEVEN MILLION SIX HUNDRED FIFTY THOUSAND ($7,650,000.00) DOLLARS on account of the purchase price, subject to appropriate pro-rations and credits provided for in this Agreement, at Seller's option, in cash, by certified check or by federal funds wire transfer.

      3. CLOSING: Closing shall take place on or before December 31, 1996 ("Closing"), at 10:00 o'clock A.M. at the offices of Sherman, Silverstein, Kohl, Rose & Podolsky, P.A., 4300 Haddonfield Road, Suite 311, Pennsauken, New Jersey 08109. Buyer shall have the right to extend the date of Closing to on or before January 31, 1997 by serving written notice thereof upon the Seller on or before December 15, 1996. The said time for Closing and the said extended time for Closing as well as all other terms set forth in this Agreement are hereby agreed to be of the essence of this Agreement. Tender of an executed Deed is hereby waived.

      4. TITLE AND CONVEYANCE: (a) The title to the Premises to be conveyed at Closing by Seller to Buyer shall be conveyed in fee simple by limited warranty deed (with the only covenants being against grantors acts). Title shall be good and marketable and insurable as such by a reputable title insurance company, but subject, however, to those exceptions set forth herein and/or in SCHEDULE B attached hereto and made a part hereof.

            (b) If title shall not be as aforesaid, then Buyer shall have the option of either taking such title as Seller can convey without an abatement of the purchase price, or of terminating and cancelling this Agreement and being repaid the Deposit; the foregoing shall be Buyer's sole rights and remedies in the event title shall not be as aforesaid; provided, however, Seller shall be obligated to satisfy the existing Deed to Secure Debt, Assignment of Rents and Security Agreement held by Aetna Life Insurance Company, a Connecticut Corporation, encumbering the Premises and to cure any title defects which are monetary in nature for a liquidated amount limited to the maximum total sum of $100,000.00 and as to which there is no reasonable dispute.

      5. POSSESSION: (a) At Closing, Seller shall deliver to Buyer actual possession of the Premises by delivery of the Deed and keys, and by assignment, without representation, warranty or recourse, of all existing leases affecting the Premises or any part thereof, hereinafter referred to as the Leases. The said assignment of all Leases shall include Buyer's assumption of all the obligations contained in the Leases which are by the terms thereof the responsibility of Seller and shall further include Buyer's agreement to indemnify and save harmless the Seller from any and all claims made by tenants with respect to the Leases arising from and after the date of Closing hereunder. Seller shall likewise agree to indemnify Buyer from any and all written claims made by tenants with respect to the leases arising prior to the Closing hereunder; provided, however, that such indemnification of Seller to Buyer shall expire, and claims thereon shall be made, prior to three (3) months following the date of Closing. Such indemnifications shall also include any costs, expenses and reasonable attorney's fees.

            (b) Buyer and his agents shall have the privilege of entering upon the Premises during normal working hours upon forty-eight (48) hours advance notice to Seller, at reasonable times between the date hereof and the date of Closing, for the purpose of making surveys and physical inspections of the Premises, provided no such activity shall in any way interfere with any tenants in the Premises. Seller will cooperate with Buyer in making such surveys and inspections. Buyer shall indemnify and save harmless the Seller from any liability, loss, cost or expense (including reasonable attorney's fees) arising from or in connection with such entry upon the Premises; said indemnification shall survive Closing and/or termination of this Agreement.

            (c) In addition to and not in limitation of the rights and privileges granted to the Buyer hereinabove in Paragraph 5(b), for a period from the date hereof to December 15, 1996, Buyer is granted the right to conduct a physical inspection (including a lead-based paint and/or lead-based paint hazard inspection and/or risk assessment) of the Premises and all personal property located thereon in such a manner as not to inconvenience the tenants and to review all leases, books and records pertaining to the Premises. At any time during said inspection period, Buyer shall have the right to cancel and terminate this Agreement, in its sole discretion, by serving written notice thereof upon Seller on or before the expiration of said inspection period; if Buyer elects to terminate this Agreement as permitted herein, then this Agreement shall be cancelled and terminated and the Deposit shall be returned to Buyer and neither party hereunder shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in this Paragraph 5(c), Paragraph 5(b) and Paragraph 22; if Buyer fails to exercise its right to terminate this Agreement as permitted herein, then said right shall automatically lapse, terminate and become null and void. Buyer shall indemnify and save harmless the Seller from any liability, loss, cost or expense (including reasonable attorney's fees) arising from or in connection with such inspection and/or entry upon the Premises; said indemnification shall survive Closing and/or termination of this Agreement.

      6.  APPORTIONMENTS, ADJUSTMENTS AND INCIDENTAL COSTS:

      (a) The following items shall be apportioned pro rata between Seller and Buyer as of midnight of the day immediately preceding the date of Closing:

            1. Current collected rents, and prepaid rents, if any, under the Leases;
            2. Real estate taxes based on the fiscal year used by the taxing authority;
            3.  Water and sewer charges;
            4. Any lump sum payment and/or the annual installment(s), if any, for the year in which Closing occurs for any assessment(s) imposed by any county, municipal and/or governmental authority, based on the fiscal year used by the taxing authority;
            5. Gas, electricity, and other public utility company charges not billed directly to tenants;
            6.  Fuel oil, if applicable;
            7. Amounts due on any service contracts including, but not limited to trash collection, exterminating, maintenance, and the like assigned by Seller to Buyer pursuant to this Agreement;
            8. Any other current charges incurred in connection with the normal operation of the Premises.

            (b) The Seller shall pay for the drawing of the Deed and the realty transfer tax. Buyer shall pay for all title searches, title insurance, surveys, recording of the Deed and any other conveyancing expenses.

            (c) The amount of all security and other refundable deposits paid by tenants together with tenant's portion of the interest earned thereon, if such interest is required by applicable law, shall be paid or credited to Buyer at Closing except with respect to those security and other refundable deposits applied against the obligations of any tenants; and Buyer will thereafter assume responsibility for repayment or proper application of such security and other refundable deposits so paid or credited at Closing and tenant's portion of the interest earned thereon, if such interest is required by applicable law, and Buyer shall indemnify and save harmless the Seller from any and all claims made by tenants with respect to said security and other refundable deposits and interest earned thereon, if such interest is required by applicable law; such indemnification shall also include any costs, expenses and reasonable attorneys' fees.

            (d) All sums collected by Buyer from tenants after Closing shall be applied by Buyer first on account of current rents due Buyer and second on account of sums due Seller for rents accrued prior to Closing. All sums due Seller for rents accrued prior to Closing which are collected by Buyer from tenants after Closing shall be disbursed by Buyer to Seller within fifteen (15) days after receipt by Buyer.

            (e) Buyer is accepting title subject to any assessments imposed by any county, municipal and/or governmental authority payable on an annual basis, and shall be responsible for all payments due therefore after Closing.

      7. PROPERTY INCLUDED: This sale includes, for the consideration set forth in Paragraph 2 hereof, and Seller shall at Closing transfer to Buyer by a bill of sale without representations, warranties or recourse except as to covenants against Seller's acts only with respect to title (with respect to those items for which a bill of sale is an appropriate instrument for transfer) all of Seller's right, title and interest in and to all plumbing, heating, air conditioning, lighting and electrical fixtures and equipment, together with all equipment, fixtures, furnishings, appliances and personalty owned by Seller and presently used in the operation of the Premises, including the items that appear on SCHEDULE C attached hereto and made a part hereof.

      8.  CONDITION OF PREMISES:   (a)  Notwithstanding anything contained in
this Agreement to the contrary, except as otherwise set forth in this Agreement, Seller makes no representation, either prior to or at the Closing, with respect to the condition or character of the Premises or the use or uses to which the Premises may be put. Buyer acknowledges that pursuant to Paragraph 5(c), Buyer will carefully and thoroughly examine, inspect and investigate the Premises, those items referred to hereinabove in Paragraph 7 and/or elsewhere in this Agreement, and the Seller's operations (as to manner, income and expenses), and Buyer will be fully satisfied with the same upon completion of the inspections and examinations referred to in Paragraph 5(c); and Buyer is purchasing the same on the basis of such examination, inspection and investigation and not in reliance on any representation or warranty of Seller or any agent, employee or representative of Seller of any kind or nature whatsoever. Accordingly, Buyer hereby agrees to accept all of the assets being acquired by Buyer hereunder, whether realty, personalty or mixed, on an absolutely and unconditionally "as is" basis at the time of Closing.

            (b) Notwithstanding Paragraph 8(a) above, Seller agrees that on or before the date of Closing, Seller, at its expense, will repair the asphalt on the parking lot, seal coat and stripe same, and make such repairs to the concrete as may be required in Seller's sole discretion.

      9. CONTINGENCY: Seller's and Buyer's obligation to close under this Agreement is subject to and conditioned upon the receipt of any and all approvals and consents necessary for Seller to consummate the transaction contemplated by this Agreement. Seller will use its best efforts to endeavor to obtain said approvals and consents. If all such approvals and consents necessary for Seller to consummate the transaction contemplated by this Agreement are not received on or before December 1, 1996, then this Agreement shall be automatically cancelled and terminated, the Deposit shall be returned to the Buyer, and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(b), 5(c) and 22.

      10. RENT ROLL: Seller represents that SCHEDULE D attached hereto and made a part hereof is a true and accurate Rent Roll; and to the best of Seller's knowledge, the Leases are in full force and effect and not in default except as otherwise disclosed in the Rent Roll. At Closing, Seller shall deliver an updated Rent Roll certified to be true and correct as of such date.


      11. VIOLATIONS: Seller represents that, to the best of its knowledge, as of the date hereof Seller has not received any written notice of any governmental violations respecting the Premises. In the event any such notices are served or received prior to the date of this Agreement, then Seller will correct any such violation, at Seller's sole cost and expense, prior to Closing. If Buyer does not terminate this Agreement pursuant to Paragraph 5(c) hereof, then, if between the date of this Agreement and the date of Closing, Seller receives any written notice of any violations issued by any governmental authority with respect to the Premises, Seller and Buyer will share equally the cost and expense of correcting any such violations up to the maximum sum of $50,000.00; if the cost to correct such violations exceeds the sum of $50,000.00, then either Seller or Buyer shall have the right, but not the obligation, to pay such excess and complete Closing hereunder; if neither Seller nor Buyer elects to pay such excess, then this Agreement shall be cancelled and terminated, and the Deposit shall be returned to the Buyer and neither party hereunder shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(b), 5(c) and 22.


      12. SERVICE OR OTHER AGREEMENTS: Seller represents that there are no existing and outstanding agreements of sale or service or maintenance or other contracts affecting the Premises, except such as are set forth in SCHEDULE E attached hereto and made a part hereof, true copies of which have been heretofore delivered to Buyer; at Closing Seller shall assign, without representation, warranty or recourse, to Buyer such outstanding agreements referred to in SCHEDULE E, which by their terms extend beyond the date of Closing, which assignment shall include Buyer's assumption of all of the obligations contained in said agreements which are by the terms thereof the responsibility of Seller and shall further include Buyer's agreement to indemnify and save harmless the Seller from any and all claims made thereunder arising from and after the date of Closing hereunder which indemnity shall also include any costs, expenses and reasonable attorney's fees. At the time of Closing, the existing Management Agreement pertaining to the Premises shall be terminated.

      13. OPERATIONS PRIOR TO CLOSING: (a) Seller may rent any apartment on the Premises now vacant or which becomes vacant prior to Closing and may extend or renew Leases, provided such initial, extended or renewal term may not exceed one (1) year and shall be effected on forms and under the terms in use by Seller at the time of execution of this Agreement at a monthly rental equivalent to the market rent for that type of unit. So long as Seller complies with the terms of this Paragraph, it shall continue to operate and manage the Premises in the same manner as it has done in the past, until Seller gives possession to Buyer at Closing. At Closing, all vacant apartment units will be in rent ready condition except for units which become vacant within five (5) days of Closing.

            (b) Seller covenants and agrees with Buyer from the date hereof and until the Closing, Seller shall:

                  (1)  Perform all of its obligations under
            agreements and instruments relating to or affecting the Premises (including, without limitation, all Leases);

                  (2) Maintain the books of account and records for the Premises in the usual, regular and ordinary manner; and

                  (3) Not grant a mortgage, restriction or easement further encumbering the Premises.


      14. DOCUMENTS: (a) At Closing, Seller will deliver or cause to be delivered to Buyer the aforesaid Deed; an assignment of all Leases and of security deposits, together with tenant's portion of the interest earned thereon, if required by applicable law, held by Seller thereunder; all Leases affecting the Premises; an assignment of outstanding agreements as hereinabove provided; any existing service contracts pertaining to items such as maintenance, snow removal, laundry service, extermination, and the like; any agreements for the rental of equipment used in connection with the normal operation of the Premises; the aforesaid Bill of Sale; an Affidavit stating that Seller is not a "foreign person" within the meaning of IRC Section 1445(f)3; notices to all tenants instructing tenants to make all future rent payments to Buyer; and such other documents as may be reasonably required to effectuate this Agreement.

            (b) At Closing, Seller shall assign, to the extent assignable and without representation, warranty or recourse, to Buyer any right Seller may have to the name, Royal Wood Apartments, and any plans and drawings in Seller's possession relating to the construction of or alterations to the Premises, including without limitation, any permits and licenses, guarantees or warranties received by Seller from any contractors or materialmen with respect to any work or installations in the Premises as well as any guarantees or warranties relating to personal property.

      15.  (a)  Buyer's Status.   Buyer represents and warrants to Seller that
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and same shall be true at the time of Closing; Buyer has full power and authority to consummate the purchase of the Premises as contemplated hereby, and all requisite action as required by law to authorize the execution, delivery and performance hereof by Buyer has been taken. At Closing, Buyer shall deliver to Seller such evidence and documentation as Seller's counsel may reasonably require respecting Buyer in order to verify the foregoing and the due and valid execution of any closing documents required to be executed by Buyer hereunder.

            (b) Seller's Status. Seller represents and warrants to Buyer that Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and same shall be true at the time of Closing; Seller has full power and authority to consummate the sale of the Premises as contemplated hereby, and all requisite action as required by law to authorize the execution, delivery and performance hereof by Seller has been taken (the foregoing is subject to compliance with the provisions of Paragraph 9 of this Agreement). At Closing Seller shall deliver to Buyer such evidence and documents as Buyer's counsel may reasonably require respecting Seller in order to verify the foregoing and the due and valid execution of any closing documents required to be executed by Seller hereunder.

            (c) Accuracy of Schedules. To the Seller's best knowledge, no fact or reason exists why Buyer may not rely upon the accuracy in all material respects of the Schedules attached to and made a part of this Agreement.

            (d) Litigation. Seller has received no written notice of any pending or threatened litigation, condemnation, investigation or other legal proceeding affecting title to the Premises or any portion thereof, and Seller has received no written notice of any actions, suits, proceedings, orders, administrative proceedings or investigations, pending or threatened, against the Premises, or to the title thereto except those claims covered by insurance.

            (e) Assessments. No assessments have been made against the Premises which are unpaid or shall not be paid in full at or prior to the Closing (except those ad valorem taxes, if any, for the then current year which are not yet due and payable), whether or not they have become liens; and Seller has received no written notice of any assessments against the Premises for public improvements not yet in place.

            (f) Hazardous Substances. Seller represents and warrants that to the best of Seller's knowledge, during Seller's ownership of the Property, Seller has not received written notice that:

            (i) any underground storage tanks have been placed on or removed from the Property;

          (ii) Seller has caused or permitted to be stored, disposed of, transferred, produced, or processed on the Property "Hazardous Substances" (as defined below) except in compliance with all applicable federal, state and local laws or regulations;

         (iii) "Release" (as defined below) of any Hazardous Substances on the Property which might have a material adverse affect upon the Property has occurred;

          (iv) there are any enforcement, cleanup, removal or other governmental or regulatory actions being instituted or threatened against it or the Property; and

            (v) any claims have been made by any third party or other person with respect to the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Substances.

      For purposes of this Contract, the term "Release" shall have the meaning given to it under CERCLA, as amended and the term "Hazardous Substances" shall mean asbestos, petroleum or petroleum byproducts, PCBs, and any other waste, substance or material now or hereafter defined, listed or designated as hazardous, toxic, a pollutant, waste, or otherwise harmful to human health or the environment under any law, statute, regulation or ordinance.

      16. CONDEMNATION OR CASUALTY: (a) The Premises and the personal property shall be and remain until Closing, at the risk of Seller. Until the date of Closing, Seller covenants that it shall maintain in full force and effect, insurance covering the Premises for fire and extended perils. In the event of any insured damage to any of the Premises in excess of the sum of $200,000 ("Casualty"), the Buyer shall have the right to either take the proceeds from such insurance and complete the transaction of purchase and sale contemplated by this Agreement, or to declare this Agreement to be null and void and have the Deposit returned with interest as may be herein provided. Seller shall promptly notify Buyer of such Casualty and Buyer shall notify Seller of Buyer's decision to proceed to Closing within five (5) days of receipt of Seller's notification. In the event such damage to the Premises is less than $200,000, or should the Buyer elect to take proceeds from such insurance and complete the transaction, the Seller shall do all reasonable things as may be necessary to obtain prompt payment of the proceeds from such insurance policy, provided, however, Seller shall not be obligated to repair or restore the Premises. Any cost and/or expense in connection with the foregoing or securing, repairing and/or restoring the Premises shall be paid from the insurance proceeds. At Closing, Seller shall pay to Buyer any applicable deductible under the insurance policy(ies). After transfer of the Premises, the risk of loss shall be assumed by Buyer.

            (b) Without limiting the generality of the provisions of Paragraph 16(a), in the event there shall be a Casualty, and this Agreement is not cancelled by the Buyer in accordance with the provisions of Paragraph 16(a), and as a result of which Casualty, insurance proceeds have been paid or are payable with respect to the value of lost rental income, then in such event said rental income insurance proceeds shall be apportioned as and when collected as of the Closing and Seller shall transfer and/or assign to Buyer at the Closing, the right to receive the portion of such proceeds, if any, to which Buyer is entitled pursuant to such apportionment.

            (c) In the event of any uninsured damage to any of the Premises as a result of fire or other casualty, the Seller shall have the obligation, to repair and/or restore the Premises provided the cost thereof does not exceed One Hundred Fifty Thousand ($150,000.00) Dollars. In the event of any uninsured damage to any of the Premises as a result of fire or other casualty in excess of One Hundred Fifty Thousand ($150,000.00) Dollars, the Seller shall have the right, but not the obligation to repair and/or restore the Premises. In either event Seller shall serve written notice thereof upon the Buyer within thirty
(30) days following receipt of written notice of such uninsured damage; if such damage exceeds One Hundred Fifty Thousand ($150,000.00) Dollars and Seller fails to exercise its right to repair and/or restore the Premises as aforesaid, then Buyer shall have the right to proceed to Closing subject to the existence of such uninsured damage or to terminate this Agreement and be repaid the Deposit by serving written notice of its election upon the Seller within five (5) days of receipt of Seller's aforesaid notification.

            (d) If, at any time, prior to or on the date of Closing, any material part of the Premises shall be taken or threatened to be taken, in the exercise of the power of eminent domain by any sovereign, the Seller immediately shall notify Buyer of such taking and provide Buyer with copies of all documents relevant thereto. If within five (5) days after receiving written notice from Seller of such undertaking, Buyer shall notify Seller of Buyer's election to terminate this Agreement, the Deposit shall be paid over to Buyer. If Buyer shall fail, within five (5) days of receiving Seller's notice, to notify Seller of Buyer's election to terminate this Agreement, this Agreement shall remain in full force and effect, without reduction in the Purchase Price, and on the Closing, Seller shall transfer and/or assign to Buyer any and all monies and claims, including, without limitation, Buyer's share of any monies and claims relating to such taking.

            (e) If less than a material part of the Premises is taken by eminent domain, the obligations of the parties under this Agreement shall not be impaired and this Agreement shall not be cancelled, and Seller shall, at Closing, assign to Buyer all of Seller's right, title and interest in and to any awards in condemnation, or damages of any kind, to which Seller is or may become entitled, but has not received, by reason of any exercise of the power of eminent domain with respect to or for the taking of any part of the Premises, or credit on account of the purchase price by reducing the amount due Seller at Closing, the amount of any such awards or damages which Seller has theretofore received.
            (f) The provisions contained in this Paragraph 16 are subject to the rights of Aetna Life Insurance Company, the holder of the existing Deed to Secure Debt, Assignment of Rents and Security Agreement encumbering the Premises and the obligations contained therein.

      17.   OMITTED PRIOR TO EXECUTION

      18. DEFAULT BY BUYER: In the event the Buyer fails to comply with or otherwise defaults in its obligations to close as required under this Agreement, the Deposit shall be retained by the Seller as liquidated damages; the foregoing shall be Seller's sole remedy in the event Buyer fails to comply with or otherwise defaults in any of the provisions of this Agreement. Notwithstanding anything contained in this Paragraph 18 to the contrary, the indemnifications contained in Paragraphs 5(b), 5(c) and 22 shall survive termination of this Agreement and remain in full force and effect.

      19. SURVIVAL: Except as otherwise specifically provided in this Agreement, none of the covenants, conditions, representations, warranties, and agreements of Seller contained in this Agreement shall survive Closing hereunder, notwithstanding any legal presumption which may be to the contrary.

      20. ASSIGNMENT: This Agreement of Sale shall not be assigned by Buyer except to an entity affiliated with Buyer.

      21. RECORDATION: The parties hereto agree that this Agreement of Sale shall not be recorded by either party in any public recording office or elsewhere. Recordation of this Agreement by Buyer shall be deemed to be a substantial breach by Buyer of this Agreement and, at Seller's option, this Agreement may thereby be declared to be null and void and Buyer hereby grants to Seller, without further authorization, its Power of Attorney to do whatever is necessary to make, execute, acknowledge and deliver any and all proper documents and/or instruments in order to discharge the said recordation of this Agreement.

      22. BROKERAGE: The parties represent and warrant to each other that no finders, real estate brokers or other persons entitled to claim a fee or commission have interested either of them in this transaction except The Apartment Group, 3340 Peachtree Road, N.E., Suite 2180, Atlanta, Georgia 30326, to which broker Buyer shall pay a brokerage fee or sales commission pursuant to a separate agreement between Buyer and said broker for effecting this transaction; otherwise the parties hereto expressly agree to indemnify and save harmless each other of and from the payment of any and all finders' and brokers' fees and commissions caused and/or created by the acts or conduct of the other. The provisions of this paragraph shall survive Closing or the termination of this Agreement.

      23. ESCROW OF DEPOSIT: (a) The Deposit shall be held in escrow by Sherman, Silverstein, Kohl, Rose & Podolsky, P.A. and Sam E. Thomas & Associates, Attorneys-at-Law, herein referred to as Escrow Agent, who shall pay the same over to the Seller at the time of Closing hereunder or shall pay the same over to the party entitled thereto upon the cancellation or termination of this Agreement of Sale, and in either event said Escrow Agent shall thereupon be discharged from all liabilities therefor.

            (b) Said Escrow Agent shall be responsible only for the safekeeping of the Deposit and shall not be responsible for the resolution of any questions of fact or law. In the event of a dispute arising between the parties, said Escrow Agent is authorized to deposit the Deposit into Court or hold the same until said dispute is resolved. The parties hereto understand and agree that in the event of any such dispute, none of the parties hereto shall assert or allege that Escrow Agent has a conflict of interest respecting its obligations hereunder, and Escrow Agent shall be permitted to represent Seller in connection with any such dispute.

            (c) The Escrow Agent shall hold the Deposit in an interest-bearing account in a federally insured bank or savings institution. The interest earned on the Deposit being held in escrow shall be paid to the party entitled to the Deposit pursuant to Paragraph 23(a) above.

      24. DEFAULT BY SELLER: (a) In the event of Seller's default hereunder, Buyer's sole remedies shall be that of specific performance without abatement of purchase price or termination of this Agreement and return of the Deposit; in no event shall Buyer be entitled to damages of any kind or nature; provided, however, Buyer shall be entitled to reimbursement of Buyer's actual out-of-pocket expenses in performing under this Agreement, not to exceed the sum of $1,000.00.

      (b) With respect to any representations or warranties of Seller contained in this Agreement, Buyer's obligations hereunder are contingent upon such representations and/or warranties contained in this Agreement being true and correct as of the date hereof and where the context indicates, as of the date of Closing, but recision of this Agreement and return of the Deposit shall be Buyer's exclusive remedy for any breach of any representation and/or warranty by Seller.

      25. ENTIRE AGREEMENT: This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the subject matter hereof and to any of the matters or things herein provided for or hereinbefore discussed or mentioned in reference to the subject matter hereof; all prior promises, undertakings, representations, agreements, understandings and arrangements relative thereto being herein merged.

      26. MODIFICATION: This Agreement may not be modified, altered, amended or changed except by an instrument in writing duly and validly executed by the parties hereto.

      27. CONSTRUCTION: This Agreement shall be governed by and construed according to the laws of the State of Georgia.

      28. WAIVER: Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      29. NOTICES: (a) All notices to be given by either party to the other shall be in writing, shall be served in person, by Federal Express or other overnight delivery, or by depositing such notice in the United States mails, certified, with certification and postage charges prepaid, properly addressed and directed to the party to receive the same as follows:

            As to the Seller:

                  Clover Appreciation Properties I, L.P.
                  A Delaware Limited Partnership
                  ATTN:  Steven Zalkind
                  23 West Park Avenue
                  Merchantville, New Jersey 08109
                  Telephone No.: (609) 662-4757
                  FAX No.: (609) 662-2154



            cc:  Sherman, Silverstein, Kohl, Rose & Podolsky, P.A.
                  ATTN:  M. Zev Rose, Esquire
                  4300 Haddonfield Road, Suite 311
                  Pennsauken, NJ 08109
                  Telephone No.: (609) 662-0700
                  FAX No.: (609) 662-0165

            As to the Buyer:

                  Strand Inc.,
                  A Texas Corporation
                  ATTN:  James A. Johnston, Senior Vice President
                  Vancouver Centre
                  650 West Georgia Street, 21st Floor
                  Vancouver, British Columbia V6B 4N7
                  Telephone No.: (604) 687-1919 (Ext. #513)
                  FAX No.: (604) 687-3299

            cc:  Sam E. Thomas, Esquire
                  Sam E. Thomas & Associates
                  1819 Peachtree Street, NE
                  Suite 526
                  Atlanta, Georgia   30309
                  Telephone No.: (404) 350-8337
                  FAX No.: (404) 350-8626


            (b) Either party may designate a different person or entity or place to or at which notices shall be given by delivering a written notice to that effect to the other party, which notice shall be effective after the same is actually received by the other party. In lieu of mailing, the parties may deliver any such notice, documents or papers to the aforesaid addresses.

      30. CAPTIONS: The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Agreement.

      31. NUMBER AND GENDER: For purposes of this Agreement, the masculine shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

      32. BINDING EFFECT: This Agreement of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors and assigns.

      33. LEAD-BASED PAINT DISCLOSURE: Attached hereto and made a part hereof and marked SCHEDULE F is a completed and executed Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards together with a copy of the Pamphlet "Protect Your Family From Lead In Your Home" as required by the Residential Lead-Based Paint Hazard Reduction Act of 1992 and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be signed the day and year first above written.


SIGNED, SEALED AND DELIVERED  CLOVER APPRECIATION PROPERTIES I,
IN THE PRESENCE OF:                 L.P.,
                                    A Delaware Limited Partnership
                               BY: CROWN MANAGEMENT CORPORATION,
                                    A New Jersey Corporation,
                                    General Partner

                               BY:/s/ Steven Zalkind
                                   STEVEN ZALKIND, Vice President


                                    STRAND INC.,
                                    A  Texas Corporation

                               BY:/s/ James A. Johnston
                                  JAMES A. JOHNSTON, Senior
                                  Vice President